Collins Barrow
Chartered Accountants

Collins Barrow Toronto LLP
Collins Barrow Place
11 King Street West
Suite 700, Box 27
Toronto, Ontario
M5H 4C7 Canada

T. 416.480.0160
F. 416.480.2646

www.collinsbarrow.com

February 10, 2012

Office of the Chief Accountant
US Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Dear Sir/Madam

Re: Kallo Inc., formerly Diamond Technologies, Inc.

We have read the statements under Item 4.01 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2012 regarding the change of auditors. We agree with all statements pertaining to us, except that the statement in the first paragraph relating to our decision to cease doing US public company audits should include the caveat that under certain circumstances we will continue to do US public company audits and the statement in the second paragraph which states that we issued reports for the period January 1, 2011 through September 30, 2011. The only report issued by us was on the financial statements as of and for the year ended December 31, 2010.

Yours truly,

Collins Barrow Toronto LLP

John Sinclair

JCS/ard